EXHIBIT 21

FERRO CORPORATION AND SUBSIDIARIES

LIST OF SUBSIDIARIES AND AFFILIATES AS OF DECEMBER 31, 2020

Name of Active Subsidiary*	Jurisdiction of Organization
Dip Tech Ltd.	Israel
ESFEL SA (19%)	Ecuador
Ferro China Holdings Inc	Ohio
Zibo Ferro Performance Materials Company, Limited (70%)	Peoples Republic of China
Ferro Electronic Materials Inc.	Delaware
Ferro Far East Ltd	Hong Kong
PT Ferro Materials Utama	Indonesia
Ferro Holdings, LLC	Ohio
Procesadora de Colores y Esmaltes Vitreos, S de RL de CV	Mexico
Ferro International Services Inc.	Delaware
Ferro Industrial Products Ltd	Canada
Ferro (Suzhou) Performance Materials Co. Ltd.	Peoples Republic of China
Kerajet SA (19.99%)	Spain
Ferro International Holdings Inc.	Ohio
Ferro Performance Materials (Thailand) Co., Ltd.	Thailand
FHCI Limited	Ireland
OCI-Ferro Co., Ltd. (50%)	Republic of Korea
Ferro FinCo Ireland Limited	Ireland
Ferro Performance Materials Argentina S.R.L.	Argentina
Ferro Performance Materials Italy S.r.L.	Italy
Ferro Egypt for Frits and Glazes S.A.E.	Egypt
Suez for Mining S.A.E. (15%)	Egypt
FC France Acquisition Sarl	France
PT Ferro Ceramic Colors Indonesia (59%)	Indonesia
PT Ferro Additives Asia (60%)	Indonesia
Ferro France S.a.r.l.	France
Ferro Argentina S.A.	Argentina
Ferro Corporation (Aust.) Pty. Ltd	Australia
Ferro Far East Company SDN., BHD	Malaysia
Ferro (Great Britain) Ltd	United Kingdom
Ferro Holding GmbH	Germany
Ferro GmbH	Germany
Ernst Diegel GmbH	Germany
Marata International GmbH	Germany
Diegel (Zhangjiagang) Trading Co., Ltd	Peoples Republic of China
Diegel Coatings, S.A. de C.V.	Mexico
Ferro Europe Holdings LLC	Delaware
Ferro Performance Pigments Belgium NV	Belgium
Ferro Performance Pigments France SAS	France
Ferro Performance Pigments Romania SRL	Romania
Ferro (Holland) B.V.	The Netherlands
Ferro India Private Limited	India
Ferro Industrias Quimicas (Portugal) Lda.	Portugal

Ferro Investments B.V.	The Netherlands
Ferro Enamel do Brasil Industria e Comercio Ltda.	Brazil
Ferro Japan K.K.	Japan
Ferro Taiwan Ltd.	Republic of China
Ferro (Thailand) Co. Ltd.	Thailand
PT Ferro Mas Dinamika (95%)	Indonesia
Ferro (Italia) SrL	Italy
Ferro Turkey Kaplama Cam ve Renk Çözümleri Sanayi ve	Turkey
Ferro Specialty Materials LLC	Russia
Ohio-Mississippi LLC	Ohio
Ferro Mexicana S.A. de C.V.	Mexico
Vetriceramici-Ferro S.p.A.	Italy
Vetriceramici de México, S. de R.L. de C.V.	Mexico
Ferro Spain Management Company, S.L.	Spain
Ferro Colombia Pigmentos S.A.S.	Columbia
Nubiola India Private, Limited	India
Jem Finco Limited	United Kingdom
Endeka Holdco Spain, S.L.U.	Spain
Endeka Ceramics, S.L.U.	Spain
Endeka Surface Products Sdn Bhd	Malaysia
Oximet S.r.l. (70%)	Italy
Ferro Performance Materials Portugal, Lda	Portugal
PT Endeka Ceramics	Indonesia
Ferro Specialty Materials Spain, S.L.U.	Spain
Zircosil (Spain), S.L.U.	Spain
Ferro-Coverlink, S.L.	Spain
NEOS Additives SL (15.66%)	Spain
Ferro Performance Pigments Spain, S.L.U.	Spain
Ferro Performance Pigments (Shanghai) Co., Ltd.	China
Haining Longshine Pigments Co., Ltd.	China
Ferro Holdco Spain, S.L.	Spain
Ferro Spain S.L.U.	Spain
Quimicer, S.L.U.	Spain
Ferro Performance Materials Poland sp. z o.o.	Poland
Pinturas Benicarló, S.L.	Spain
Ferro Surface Products Sdn Bhd	Malaysia
Ferro Receivables LLC	Delaware

Dormant Entities:
Cataphote Contracting Company	Ohio
The Ferro Enamel Supply Company	Ohio
Ferro Far East, Inc.	Ohio
Midland Coatings Limited	UK
Ferro Drynamels Limited	UK
Ferro Normandy Plastics Limited	UK
Ferro Colours (UK) Ltd.	UK

*	Percentages in parentheses indicate Ferro Corporation's ownership of a joint venture entity.